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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of First Charter Corporation on Form S-3 of our report dated August 12, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of HFNC Financial Corp. for the year ended June 30, 1997 which is included in First Charter Corporation's Form 8-K/A-1 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Hickory, North Carolina
August 3, 1998